EXHIBIT 10.6

PAN AMERICAN GOLD CORP.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

FLOW-THROUGH UNITS

INSTRUCTIONS TO PURCHASER

1.	Please complete all the information in the boxes on page 2 and sign where indicated with an “X”.
2.

If you are an “accredited investor” in British Columbia, then complete the “Accredited Investor Form (British Columbia/Alberta)” that starts on page4. The purpose of the form is to determine whether you meet the standards for participation in a private placement under Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission.

Subscription Agreement (with related appendices, schedules and forms)	Page 2 of 20 pages

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	PAN AMERICAN GOLD CORPORATION (the “Issuer”), of 601 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T7

Subject and pursuant to the terms set out in the Terms on pages 7 to9, the General Provisions on pages 12 to 27 and the other schedules and appendices attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

Flow Through Units
US$0.66 per Flow Through Unit for a total purchase price of $
The Purchaser owns, directly or indirectly, the following securities of the Issuer:

[Check if applicable] The Purchaser is [ ] an insider of the Issuer.

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Purchaser this _______ day of _____________, 2004. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in British Columbia.

WITNESS:	EXECUTION BY PURCHASER:
X
Signature of Witness	Signature of individual (if Purchaser is an individual)
X
Name of Witness	Authorized signatory (if Purchaser is not an individual)

Address of Witness	Name of Purchaser (please print)

Name of authorized signatory (please print)
Accepted this _____ day of ____________, 2004
PAN AMERICAN GOLD CORPORATION	Address of Purchaser (residence)
Per:
Telephone Number
Authorized signatory
E-mail address

Social Insurance No.

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 7 to9, the General Provisions on pages 12 to 27 and the other schedules and appendices incorporated by reference.

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ACCREDITED INVESTOR FORM (BRITISH COLUMBIA/ALBERTA)

(Capitalized terms not specifically defined in this Form have the meaning ascribed to them in the Subscription Agreement to which this Form is attached.)

In connection with the execution of the Subscription Agreement to which this Form is attached, the undersigned (the “Purchaser”) represents and warrants to the Issuer that the Purchaser satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

____ Category 1	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada)
____ Category 2	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)
____ Category 3	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act
____ Category 4

a subsidiary of any person or company referred to in Categories 1 to 3, if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

____ Category 5

a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)

____ Category 6	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in Category 5
____ Category 7	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada
____ Category 8	a municipality, public board or commission in Canada
____ Category 9	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government
____ Category 10	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada
____ Category 11

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000

____ Category 12

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year

____ Category 13

a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements

____ Category 14	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors
____ Category 15

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts

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____ Category 16

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account

____ Category 17

a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser

____ Category 18

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded

____ Category 19	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories 1 through 5 and Category 10 in form and function, or
____ Category 20

a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors

The statements made in this Form are true and accurate to the best of my information and belief and the Purchaser will promptly notify the Issuer of any changes in the answers.

Dated _______________ 2004.

X
Signature of individual (if Purchaser is an individual)
X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

For the purposes hereof:

(a)

“Canadian financial institution” means a bank, loan corporation, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confédération des caisses populaires et d’économie Desjardins du Québec;

(b)

“eligibility adviser” means an investment dealer or equivalent category of registration, registered under the securities legislation of a jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(c)		"financial assets " means cash and securities;
(d)

“fully managed account” means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction; and

(e)	"related liabilities" means:
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
	(ii)	liabilities that are secured by financial assets.

Subscription Agreement (with related appendices, schedules and forms)	Page 5 of 20 pages

TERMS

Reference date of this Subscription Agreement	October 4, 2004 (the “Agreement Date”)

The Offering

The Issuer	PAN AMERICAN GOLD CORPORATION
Offering	The offering consists of up to 454,544 flow-through units of the Issuer (the “Flow-Through Units”)
Price	US$0.66 per Flow-Through Unit
Purchased Securities

Each Flow-Through Unit consists of one previously unissued common “flow-through share” (as defined in subsection 66(15) of the ITA), as presently constituted (a “Flow-Through Share”) and one share purchase warrant (a “Warrant”) of the Issuer. One whole Warrant will entitle the holder, on exercise, to purchase one additional common share of the Issuer (a “Warrant Share”) at a price of US$0.66 per share at any time until the close of business on the day which is twelve months from the date of issue of the Warrant. Neither the Warrants nor the Warrant Shares will constitute a “flow-through share” (as defined in subsection 66(15) of the ITA).

Total amount	US$299,999.04
Warrants

The Warrants will be issued and registered in the name of the purchasers or their nominees.

The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

Selling Jurisdictions	The Flow-Through Units may be sold in British Columbia and such other jurisdictions where they may be lawfully sold.
Exemptions

The offering will be made in accordance with the following exemptions from the prospectus requirements:

(a)      the British Columbia “accredited investor” exemption (section 5.1 of Multilateral Instrument 45-103);

(b)      the British Columbia “$97,000 purchaser” exemption (section 74(2)(4) of the Securities Act (British Columbia); and

(c)      such exemptions as may be applicable in any other jurisdictions where the Purchased Securities may be lawfully sold.

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Resale restrictions and legends

The Securities will be subject to a four month hold period that starts to run on Closing.

The Purchaser acknowledges that the certificates representing the Securities will bear the following legends:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [date that is four months and a day after the Closing.]”

“These securities have not been registered with the Securities and Exchange Commission or the securities commission of any state and have been issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the ‘Securities Act’), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws.”

The Issuer agrees that the Securities will bear no legends other than those set out here.

Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

Closing Date	Payment for, and delivery of, the Flow-Through Units is scheduled to occur on October 5, 2004 or such other date as may be agreed upon by the Issuer and the Purchaser (the “Closing Date”).
Additional definitions

In the Subscription Agreement, the following words have the following meanings unless otherwise indicated:

(a)      “Purchased Securities” means the Flow-Through Units purchased under this Subscription Agreement;

(b)      “Securities” means the Flow-Through Shares, the Warrants and the Warrant Shares;

(c)      “Warrants” includes the certificates representing the Warrants.

The Issuer

Jurisdiction of organization	The Issuer is incorporated under the laws of Ontario.
Market for Common Shares	Shares of the Issuer are quoted on the OTC Bulletin Board (the “OTCBB”).
“Securities Legislation Applicable to the Issuer”

The “Securities Legislation Applicable to the Issuer” is the Securities Act (British Columbia) and the Securities Act of 1933, and the “Commissions with Jurisdiction over the Issuer” are the British Columbia Securities Commission and the United States Securities and Exchange Commission.

End of Terms

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PROVISIONS APPLICABLE TO A PURCHASER RESIDENT

IN BRITISH COLUMBIA

IMPORTANT NOTE: the following provisions are applicable ONLY if the Purchaser is resident in British Columbia.

Additional definitions

In the following provisions applicable to a purchaser resident in British Columbia and the Subscription Agreement (including the first (cover) page and all of the appendices), the following words have the following meanings unless otherwise indicated:

(a)	“Accredited Investor” means a person who falls into one of the categories set out in the “Accredited Investor Form (British Columbia/Alberta)” that starts on page4;
(b)	“Applicable Legislation” includes the Securities Act (British Columbia); and
(c)	“Commissions” includes the British Columbia Securities Commission.

In the following provisions, a person is “Deemed to be Acting as a Principal” if the person is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser; is purchasing the Purchased Securities as an agent or trustee for accounts that are fully managed by it and is:

(a)	a trust company or insurance company that has been authorized to do business under the Financial Institutions Act (British Columbia); or
(b)

an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients and who is registered as a portfolio manager under the Securities Act (British Columbia) or is exempt from such registration.

In the case of any Purchaser who is Deemed to be Acting as a Principal, the Purchaser acknowledges that the Issuer may in the future be required by law to disclose on a confidential basis to securities regulatory authorities the identity of each beneficial purchaser of Purchased Securities for whom the Purchaser may be acting.

Applicable exemptions

IN ADDITION to the representations and warranties in the General Provisions (on pages 12 to27), the Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing, the Purchaser satisfies one or more of the following categories:

(a)	“accredited investor” (s. 5.1, Multilateral Instrument 45-103): the Purchaser is an Accredited Investor and it is purchasing the Purchased Securities as principal; or
(b)

“$97,000 purchaser” (s. 74(2)(4), Securities Act (British Columbia)): the Purchaser is purchasing sufficient Purchased Securities so that the aggregate acquisition cost of the Purchased Securities to the Purchaser is not less than $97,000, the Purchaser is not a corporation, partnership, trust, fund, association, or any other organized group of persons created solely, or used primarily, to permit the purchase of the Purchased Securities (or other similar purchases) by a group of individuals whose individual share of the aggregate acquisition cost of the Purchased Securities is less than $97,000, and the Purchaser is either:

	(i)	purchasing the Purchased Securities as principal and no other person, corporation, firm or other organization will have a beneficial interest in the Purchased Securities; or
(ii)

if not purchasing the Purchased Securities as principal, is Deemed to be Acting as a Principal and the aggregate acquisition cost of the Purchased Securities purchased for all the accounts managed by it is not less than $97,000.

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GENERAL PROVISIONS

WHEREAS:

A.	The Issuer’s common shares are quoted on the OTCBB and is subject to the regulatory jurisdiction of the Commissions;
B.	The Issuer has certain interests in mineral resource properties situated in Canada (collectively, the “Property”);
C.	The Issuer is a “principal-business corporation” as that phrase is defined in subsection 66(15) of the Income Tax Act of Canada (the “ITA”);
D.

It is the intention of the Issuer, either alone or in conjunction with others, to carry out or participate in an exploration program on the Property for the purpose of determining the existence, location, extent and quality of the mineral resources located thereon (the “Exploration Program”);

E.	The expenses incurred in performing the Exploration Program will:
F.	qualify as:
G.

“Canadian exploration expense” as described in paragraph (f) of the definition thereof in subsection 66.1(6) of the ITA (other than expenditures which constitute “Canadian exploration and development overhead expense” (“CEDOE”) as prescribed for the purposes of paragraph 66(12.6)(b) of the ITA and seismic expenses specified in paragraph 66(12.6)(b.1) of the ITA), and

H.

“flow-through mining expenditures” for the purposes of subsection 127(9) of the ITA (the “FTME Tax Credit”), to the extent such expenses are incurred (or deemed to be incurred) before 2006 or, if applicable, the last day of any period of time thereafter which may in future be allowed by the Canadian income tax authorities as the period on or before which the Issuer may incur such expenditures so as to allow a Purchaser to claim an FTME Tax Credit (the “FTME Deadline”); and

I.	“BC flow-through mining expenditures” for the purposes of section 4.721 of the Income Tax Act (British Columbia), to the extent that such expenses are incurred:
(A)

(or deemed to be incurred) before 2006 or, if applicable, the last day of any period of time thereafter which may in future be allowed by the British Columbia income tax authorities as the period on or before which the Issuer may incur such expenditures so as to allow a Purchaser to claim a tax credit pursuant to section 4.721 of the Income Tax Act (British Columbia); and

(B)

in respect of mining exploration activity all or substantially all of which is conducted in British Columbia for the purpose of determining the existence, location, extent or quality of a mineral resource in British Columbia; and

J.

to the extent such expenses are incurred before the FTME Deadline, be incurred by conducting mining exploration activities from or above the surface of the earth for the purpose of determining the existence, location, extent or quality of a “mineral resource” (as that phrase is defined in the ITA”) which is a base or precious metal deposit, or a mineral deposit in respect of which:

K.	the federal Minister of Natural Resources has certified that the principal mineral extracted is an industrial mineral contained in a non-bedded deposit,
L.	the principal mineral extracted is ammonite gemstone, calcium chloride, diamond, gypsum, halite, kaolin or sylvite, or

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M.	the principal mineral extracted is silica that is extracted from sandstone or quartzite;

and which is not an expense in respect of:

N.	trenching, if one of the purposes of the trenching is to carry out preliminary sampling (other than Specified Sampling),
O.	digging test pits (other than digging test pits for the purpose of carrying out Specified Sampling), and
P.	preliminary sampling (other than Specified Sampling),

which qualifying expenses collectively hereinafter referred to as “Qualifying Expenses”

Q.

The Purchaser has agreed to fund, in part, the Exploration Program by subscribing for Flow-Through Units at a price of US$0.66 per Flow-Through Unit, in accordance with the terms of the Subscription Agreement; and

R.

The Issuer has agreed to apply the Flow Through Funds to carry out the Exploration Program and to renounce the Qualifying Expenses associated therewith to the Purchaser in accordance with the terms of the Subscription Agreement.

1.	Definitions
1.1

In the Subscription Agreement (including the first (cover) page, the Terms on pages 7 to9, the General Provisions on pages 12 to 27 and the other schedules and appendices incorporated by reference), the following words have the following meanings unless otherwise indicated:

	(a)	“1933 Act” means the United States Securities Act of 1933, as amended;
(b)

“Applicable Legislation” means the Securities Legislation Applicable to the Issuer (as defined on page9) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

	(c)	“CEDOE” has the meaning set forth in recital E above;
	(d)	“Closing” means the completion of the sale and purchase of the Purchased Securities;
	(e)	“Closing Date” has the meaning assigned in the Terms;
	(f)	“Closing Year” means the calendar year in which the Closing takes place;
(g)

“Commissions” means the Commissions with Jurisdiction over the Issuer (as defined on page9) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

	(h)	“CRA” has the meaning set out in the provisions under the heading ISSUER TO FILE PRESCRIBED FORM IN RESPECT OF RENUNCIATIONS WITH THE CANADA REVENUE AGENCY below;
	(i)	“Exploration Account” has the meaning set out in the provisions under the heading FLOW-THROUGH UNITS below;
	(j)	“Exploration Program” has the meaning set forth in recital D above;
	(k)	“Final Closing” means the last closing under the Private Placement;

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(l)	“Flow Through Funds” means the aggregate funds received by the Issuer from a Purchaser for the purchase of Flow Through Units;
(m)	“Flow-Through Shares” means the previously unissued flow-through common shares in the capital of the Issuer forming part of the Flow-Through Units;
(n)	“Flow-Through Units” means the flow-though units to be issued, each flow-through unit comprised of one Flow-Through Share and one Warrant;
(o)	“FTME Tax Credit” has the meaning set out in recital E above;
(p)	“FTME Deadline” has the meaning set out in recital E above;
(q)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 12 to27;
(r)	“ITA” has the meaning set forth in recital C above;
(s)	“Notice Requirement” has the meaning set out in the provisions under the heading SCHEDULE FOR INCURRING QUALIFYING EXPENSES below;
(t)	“OTCBB” has the meaning assigned in the Terms;
(u)	“Private Placement” means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;
(v)	“Property” has the meaning set forth in recital B above;
(w)	“Purchased Securities” has the meaning assigned in the Terms;
(x)	“Qualifying Expenses” has the meaning set out in the provisions under the heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER below;
(y)	“Regulation S” means Regulation S promulgated under the 1933 Act;
(z)	“Regulatory Authorities” means the Commissions;
(aa)	“Securities” has the meaning assigned in the Terms;
(bb)	“Specified Sampling” means the collecting and testing of samples in respect of a “mineral resource” (as that phrase is defined in the ITA) except that specified sampling does not include
(i) the collecting or testing of a sample that, at the time the sample is collected, weighs more than 15 tonnes, and
(ii)

the collecting or testing of a sample collected at any time in a calendar year in respect of any one “mineral resource” if the total weight of all such samples collected (by the Issuer, any partnership of which it is a member or any combination of the Issuer and any such partnership) in the period in the calendar year that is before that time (other than samples each of which weighs less than one tonne) exceeds 1,000 tonnes;

(cc)	“Subscription Agreement” means the first (cover) page, the Terms on pages 7 to9, the General Provisions on pages 12 to 27 and the other schedules and appendices incorporated by reference;
(dd)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages 7 to9;

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(ee) “Warrants” means the non-transferable share purchase warrants forming part of the Flow-Through Units; and
(ff) “Warrant Shares” means the common shares of the Issuer to be issued on exercise of the Warrants.
1.2

In the Subscription Agreement, the following terms have the meanings defined in Regulation S: “Directed Selling Efforts”, “Foreign Issuer”, “Substantial U.S. Market Interest”, “U.S. Person” and “United States”.

1.3	In the Subscription Agreement, unless otherwise specified, currencies are indicated in Canadian dollars.
1.4	In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.
2.	Representations and warranties of Purchaser
2.1	Acknowledgements concerning offering

The Purchaser acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(b)	there is no government or other insurance covering the Securities;
(c)	there are risks associated with the purchase of the Securities;
(d)

there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

(e)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

(f)

no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

	(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;
	(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and
	(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;
(g)

the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities; and

(h)	if:

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(i)	the Issuer has not accepted the subscription by the Purchaser for Flow-Through Units pursuant to the provisions under the heading ISSUER’S ACCEPTANCE below, or
(ii)	the Purchaser has not paid the Flow-Through Funds to the Issuer on or before December 31 of a particular year, the Purchaser will not be entitled to have any Qualifying Expenses which are incurred after the particular year renounced to the Purchaser effective December 31 of the particular year pursuant to the provisions under the heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER below and, as a result, the Purchaser:

	(iii)	may be subject to increased tax liabilities for the particular year; and
	(iv)	may be required to file appropriate amendments to the Purchaser’s income tax return for the particular year and other years.
2.2	Representations by all Purchasers

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)	to the best of the Purchaser’s knowledge, the Securities were not advertised;
(b)	no person has made to the Purchaser any written or oral representations:
	(i)	that any person will resell or repurchase the Securities;
	(ii)	that any person will refund the purchase price of the Purchased Securities;
	(iii)	as to the future price or value of any of the Securities; or
(iv)

that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange; except that certain market makers make market in the Issuer’s common shares on the OTCBB;

(c)	this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;
(d)

the Purchaser is at arm’s length (as that term is used in the ITA) with the Issuer and, notwithstanding the fulfilment or non-fulfilment of the Notice Requirement pursuant to the provisions under the heading SCHEDULE FOR INCURRING QUALIFYING EXPENSES below, the Purchaser acknowledges that, if at any time:

(i)

during the year following the Closing Year, the Purchaser is not at arm’s length with the Issuer and the Issuer renounces Qualifying Expenses it incurs or plans to incur pursuant to paragraph (a) or (b) of the provisions of the first section under the heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER below, notwithstanding the provisions of those paragraphs, the renunciation will not be effective December 31 of the Closing Year and, as a result, the Purchaser:

		(A)	may be subject to increased income tax liabilities for the Closing Year; and
		(B)	may be required to file appropriate amendments to the Purchaser’s income tax return for the Closing Year and other years; or
(ii)

during the year following the Base Year, the Purchaser is not at arm’s length with the Issuer and the Issuer renounces Qualifying Expenses it incurs or plans to incur pursuant to paragraph (a) or (b) of the provisions of the fifth section under the heading ISSUER

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TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER below, notwithstanding the provisions of those paragraphs, the renunciation will not be effective December 31 of the Base Year and, as a result, the Purchaser:

	(C)	may be subject to increased income tax liabilities for the Base Year; and
	(D)	may be required to file appropriate amendments to the Purchaser’s income tax return for the Base Year and other years;
(e)

the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(f)

the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

(g)

the offer made by this subscription is irrevocable (subject to the Purchaser’s right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement) and requires acceptance by the Issuer and approval of the OTCBB;

(h)

the Purchaser has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Purchaser;

(i)

the Purchaser is not a “control person” of the Issuer as defined in the Applicable Legislation, will not become a “control person” by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(j)

the offer was not made to the Purchaser when the Purchaser was in the United States and, at the time the Purchaser executed and delivered this Subscription Agreement, the Purchaser was outside the United States;

(k)	the Purchaser is not a U.S. Person;
(l)	the Purchaser is not and will not be purchasing the Purchased Securities for the account or benefit of any U.S. Person;
(m)

none of the Purchased Securities, or the securities underlying the Purchased Securities, have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

(b)	any hedging transactions involving any of the Purchased Securities, or the securities underlying the Purchased Securities, must be conducted in compliance with the provisions of the 1933 Act;
(c)

acknowledges that the Purchaser has not acquired the Purchased Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Purchased Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Purchased Securities provided, however, that the Purchaser may sell or otherwise dispose of any of the Purchased

Subscription Agreement (with related appendices, schedules and forms)	Page 14 of 20 pages

Securities pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(n)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(o) this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;
(p)

the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(q)

the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer; and

(r)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required.

2.3	Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 7 to9, the General Provisions on pages 12 to 27 and the other schedules and appendices incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 7 to9, the General Provisions on pages 12 to 27 and the other schedules and appendices incorporated by reference) which takes place prior to the Closing.

2.4	Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.	allocation of subscription price

The subscription price of US$0.66 per Flow-Through Unit will be allocated as follows:

(a) US$0.66 as to the subscription price for a Flow-Through Share; and
(b) US$0.00 to one Warrant.
4.	flow-through UNITS

Following receipt by the Issuer of the Flow-Through Funds from the Purchaser and on acceptance of the Subscription Agreement by the Issuer, the Issuer will:

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	(a)	deposit such Flow-Through Funds in a separate bank account (the “Exploration Account”) established by the Issuer for the purpose of financing the Exploration Program;
	(b)	issue to the Purchaser the number of Flow-Through Shares subscribed and paid for by the Purchaser; and
	(c)	issue to the Purchaser the number of Warrants purchased and paid for by the Purchaser.
5.	WARRANTS
5.1	The Warrants will be non-transferable.
5.2	If the Purchaser exercises any Warrants, the Issuer will:
	(a)	issue to the Purchaser the number of Warrant Shares equal to the number of Warrants exercised; and
	(b)	deliver to the Purchaser a share certificate representing the Warrant Shares.
6.	Additional Purchasers to Participate in Exploration Program

The Purchaser acknowledges that the Issuer has entered into and will be entering into agreements similar to the Subscription Agreement with other persons in respect of the Private Placement. Such agreements will be made and dated for reference the same date as the Subscription Agreement. Any Flow-Through Funds paid to the Issuer pursuant to the terms of such agreements will also be deposited in the Exploration Account. If the Issuer, however, sells rights to acquire, or issues, “flow-through” common shares pursuant to other private placements or pursuant to a public offering, any subscription funds received from such private placements or public offerings will be deposited into a bank account separate from the Exploration Account and will not be commingled with the funds deposited in the Exploration Account, it being the intention of the Issuer that separate subscriber’s exploration accounts be established for each such private placement or public offering. The Issuer will expend each subscriber’s exploration accounts in the order of:

(a)	the reference date of the private placement “flow-through” subscription agreements entered into for such private placements; and
(b)	the date of closing of such public offering,

such that the subscription funds from the oldest “flow-through” financing will always be spent first and renunciation made in respect of such expenditures before any renunciations are made in respect of any Qualifying Expenses that are financed from subsequent “flow-through” financings.

7.	Application of Exploration account

Subject to the Issuer’s right to revise the Exploration Program as provided in the provisions under the heading REVISION OF EXPLORATION PROGRAM below, the Issuer will apply the Flow-Through Funds deposited in the Exploration Account exclusively for the purpose of performing the Exploration Program and the Issuer will only apply such funds to incur expenditures which are Qualifying Expenses.

8.	Accrued Interest on Exploration Account

The Purchaser acknowledges that any interest accruing on Flow-Through Funds in the Exploration Account will accrue to the sole benefit of the Issuer and may be applied by the Issuer for general corporate purposes.

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9.	Schedule for Incurring qualifying expenses
9.1	The Issuer will expend as much of the Flow-Through Funds in the Exploration Account as is commercially reasonable between the date the Subscription Agreement is entered into and:
	(a)	the end of the year after the Closing Year, if the Notice Requirement has not been fulfilled prior to December 31 of the Closing Year; or
	(b)	December 31 of the Closing Year, if the Notice Requirement has been fulfilled prior to December 31 of the Closing Year and, thereafter, until the end of the year after the Closing Year.
9.2

The Issuer will expend the Flow-Through Funds in the Exploration Account on or before the last day of the twenty-fourth month after the end of the month that includes the date this Subscription Agreement was entered into as described under the heading ISSUER’S ACCEPTANCE below.

10.	Issuer to Renounce Qualifying expenses in Favour of Purchaser
10.1

Subject to the provisions of the second and third sections under this heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER, the Issuer will, within the times set out below and in accordance with the provisions of subsections 66(12.6) and 66(12.66) of the ITA, take all necessary steps to renounce in favour of the Purchaser, the amount of Qualifying Expenses incurred by it using the Flow-Through Funds in the Exploration Account (the “Qualifying Expenses”) under the Exploration Program during the periods specified below less the amount, if any, of the assistance, as that latter term is defined in subsection 66(15) of the ITA, that the Issuer received or may reasonably be expected to receive in respect of such Qualifying Expenses:

(a)

before March 31 of the year following the Closing Year, the Issuer will renounce, effective December 31 of the Closing Year, Qualifying Expenses it has incurred between the date of Closing and the end of February of the year following the Closing Year;

(b)

before March 31 of the year following the Closing Year, the Issuer will renounce, effective December 31 of the Closing Year, Qualifying Expenses it has incurred or plans to incur between March 1 and December 31 of the year following the Closing Year; and

(c)

with respect to Qualifying Expenses which are not renounced in accordance with paragraphs (a) or (b) immediately above, the Issuer will renounce those expenditures effective as of the earliest possible calendar year and, in any event, before March of the calendar year following the date which is 24 months after the end of the month that includes the date of Closing.

10.2	The aggregate Qualifying Expenses renounced to the Purchaser will not exceed the aggregate consideration paid by the Purchaser for the Flow-Through Units.
10.3

The Purchaser acknowledges that if the Issuer renounces Qualifying Expenses pursuant to paragraph (b) of the provisions of the first section under this heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER and does not incur all or part of the Qualifying Expenses which it planned to incur during the period specified therein, the Issuer will be required to reduce the amount of Qualifying Expenses renounced pursuant to that paragraph and, as a result, the Purchaser:

	(a)	may be subject to increased income tax liabilities for the year in respect of which the excess renunciation was made; and
	(b)	may be required to file appropriate amendments to the Purchaser’s income tax return for that and other years.

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11.	ISSUER TO FILE PRESCRIBED FORM IN RESPECT OF RENUNCIATIONS WITH THE CANADA REVENUE AGENCY

The Issuer will file, in respect of each renunciation made pursuant to the Subscription Agreement, before the last day of the month following the date of making such renunciation, such information returns with the Canada Revenue Agency (“CRA”) as are prescribed by subsection 66(12.7) of the ITA and will send concurrently a copy of such information returns to the Purchaser.

12.	ISSUER TO FILE COPY OF SUBSCRIPTION AGREEMENT WITH THE CANADA REVENUE AGENCY

The Issuer will file, together with a copy of the Subscription Agreement, the prescribed form referred to in subsection 66(12.68) of the ITA with the CRA on or before the last day of the month following the earlier of:

	(a)	the month in which the Issuer’s acceptance in the provisions under the heading ISSUER’S ACCEPTANCE, below, occurs; and
	(b)	the month in which this Subscription Agreement is first delivered to a potential investor pursuant to this Private Placement.
13.	Issuer to File part xii.6 return with THE CANADA Revenue AGENCY

The Issuer will file with the CRA, before March of the year following a particular year, any return required to be filed under Part XII.6 of the ITA in respect of the particular year. and will pay any tax or other amount owing in respect of that return on a timely basis. Any amounts paid in respect of such tax or other amount will not be paid from the Exploration Account.

14.	ISSUER TO FILE PRESCRIBED FORM WITH THE CANADA REVENUE AGENCY IN RESPECT OF EXCESS

Where an amount that the Issuer has purported to renounce to the Purchaser effective December 31 of the Closing Year pursuant to paragraph (a) or (b) of the provisions of the first section under the heading ISSUER TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER above exceeds the amount that it can renounce on that effective date because it did not actually incur Qualifying Expenses within the period of time specified in that paragraph, and at the end of the year following the Closing Year the Issuer knew or ought to have known of all or part of such excess renunciation, the Issuer will file a statement with the CRA in prescribed form before March of the second year following the Closing Year, all as required by subsection 66(12.73) of the ITA.

A copy of any such statement will be sent concurrently to the Purchaser.

15.	No Renunciation to Third Parties, and allocation of renounced Amounts

The Issuer will not renounce any Qualifying Expenses in respect of its Exploration Program in favour of any person other than the Purchaser and the other purchasers who participate in the Private Placement of which the Subscription Agreement is a part. For the purpose of determining the extent to which the Flow-Through Funds received by the Issuer from the Purchaser have been the subject of renunciation under the ITA, the total amount expended from the Exploration Account on Qualifying Expenses will be allocated among the Purchaser and the other purchasers who participate in the Private Placement of which the Subscription Agreement is a part, on a basis pro rata to the relative amounts of their respective contributions of flow-through funds, as described in the provisions under the headings ALLOCATION OF SUBSCRIPTION PRICE and FLOW-THROUGH UNITS above, and as set forth in the information returns required by subsection 66(12.7) of the ITA.

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16.	ISSUER NOT TO CLAIM A DEDUCTION OR CREDIT IN RESPECT OF RENOUNCED QUALIFYING EXPENSES

The Issuer acknowledges that it has no right to claim any deduction or credit for Canadian exploration expense, or depletion of any sort, in respect of any Qualifying Expenses that the Issuer renounces in favour of the Purchaser pursuant to the Subscription Agreement and covenants not to claim any such deduction or credit when preparing its tax returns from time to time.

17.	ISSUER’S ACCOUNTS AND INCOME TAX FILINGS

The Issuer will maintain proper accounting books and records, and will make all income tax filings as and when required under the ITA, relating to the Qualifying Expenses it incurs and renounces pursuant to the Subscription Agreement.

18.	No Dissemination of Confidential Information

The Issuer will be entitled to hold confidential all exploration information relating to any program on which any portion of the Flow-Through Funds is expended pursuant to the Subscription Agreement and it will not be obligated to make such information available to the Purchaser except in the manner and at such time as it makes any such information available to its shareholders or to the public pursuant to the rules and policies of any stock exchange or laws, regulations or policies of any province.

19.	Revision of Exploration Program

While it is the present intention of the Issuer to undertake the Exploration Program, it is the nature of mining exploration that data and information acquired during the conduct of an exploration program may alter the initially proposed program of exploration and the Issuer expressly reserves the right to alter the Exploration Program on the advice of its technical staff or consultants and further reserves the right to substitute other exploration programs on which to expend part of the Flow-Through Funds, provided such programs entail the incurrence of any of the exploration expenses which are described in paragraph 66(12.66)(b) of the ITA and are otherwise capable of renunciation by the Issuer to the Purchaser pursuant to the Subscription Agreement.

20.	INDEMNITY BY ISSUER

The Issuer will indemnify the Purchaser against any loss or damages incurred by the Purchaser in an amount up to but not exceeding any amount of tax payable by the Purchaser under the ITA or the laws of a province as a consequence of the failure of the Issuer to renounce Qualifying Expenses to the Purchaser within the time and otherwise as required by the ITA , or as a consequence of a reduction, pursuant to subsection 66(12.73) of the ITA, by the tax authorities of an amount purported to be renounced to the Purchaser in respect of the Flow-Through Shares and any Flow-Through Warrant Shares.

21.	ISSUER’S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for Flow-Through Units which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Subscription Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

22.	closing
22.1

The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Purchaser

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further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer’s objectives and that further closings may not take place after the Closing.

22.2

On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

22.3	At Closing, the Issuer will deliver to the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee.
23.	Miscellaneous
23.1

The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

(a)

to act as the Purchaser’s representative at the Closing, to receive certificates for Purchased Securities subscribed for and to execute in its name and on its behalf all closing receipts and documents required; and

(b)

to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Purchaser contained in the Subscription Agreement or in any agreement or document ancillary or related to the Private Placement.

23.2

The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

23.3

The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

23.4

Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer consider necessary.

23.5	This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.
23.6	Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).
23.7

Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

23.8	The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.
23.9	This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.
23.10

A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

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23.11	This Subscription Agreement is to be read with all changes in gender or number as required by the context.
23.12

This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

End of General Provisions

End of Subscription Agreement